HERC HOLDINGS INC.

DIRECTOR RESTRICTED STOCK UNIT AGREEMENT

Award Date: [●]
Director: [●]
Number of Restricted Stock Units Granted: [●]

this DIRECTOR RESTRICTED STOCK UNIT Agreement (this “Agreement”) is entered into effective as of the date set forth above (the “Award Date”) between Herc Holdings Inc., a Delaware corporation (the “Company”), and the director identified above (the “Director”), pursuant to the Company’s 2018 Omnibus Incentive Plan (as amended from time to time, the “Plan”). The electronic acceptance of this Agreement is incorporated herein by reference.
1.Grant and Acceptance of Restricted Stock Units. The Company hereby evidences and confirms its grant to the Director, effective as of the Award Date, of the number of restricted stock units (the “Restricted Stock Units”) set forth above, which shall be subject to the terms and conditions of the Plan and this Agreement. The Participant must accept this Award within ninety (90) days after notification that the Award is available for acceptance and in accordance with the instructions provided by the Company. The Award may be rescinded upon the action of the Company, in its sole discretion, if the Award is not accepted within ninety (90) days after notification is sent to the Participant indicating availability for acceptance.
This Agreement is subordinate to, and the terms and conditions of the Restricted Stock Units granted hereunder are subject to, the terms and conditions of the Plan, which are incorporated by reference herein. If there is any inconsistency between the terms hereof and the terms of the Plan, the terms of the Plan shall govern. Any capitalized terms used herein without definition shall have the meanings set forth in the Plan.
2.Vesting of Restricted Stock Units.
(a)Vesting. Except as otherwise provided in this Section 2, the Restriction Period applicable to the Restricted Stock Units shall lapse, if at all, on the date of the Company’s annual shareholder meeting in 2022 (the “Vesting Date”), subject to the Director’s continued services on the Board of the Company until such Vesting Date. This Restriction Period is intended to satisfy the one-year minimum vesting period set forth in the Plan by requiring the Director to remain in service from the date of the Company’s annual shareholder meeting in 2021 until the date of the Company’s annual shareholder meeting in 2022. Such Restricted Stock Units shall be settled as provided in Section 3.
(b)Termination of Services.
(i) Death or Disability. If the Director ceases to serve on the Board of the Company due to death or Disability prior to the Vesting Date, the Restriction Period shall lapse immediately upon such cessation with respect to all Restricted Stock Units. Such Restricted Stock Units shall be settled as provided in Section 3.
(ii) Any Other Reason. If the Director ceases to serve on the Board of the Company (whether by the Director or the Company) for any reason other than death or Disability prior to the Vesting Date, all outstanding Restricted Stock Units shall immediately be forfeited and canceled effective as of the date of the Director’s cessation.
(c)Change in Control.
(i) Subject to Section 2(c)(ii), in the event of a Change in Control prior to the Vesting Date, the Restriction Period applicable to all outstanding Restricted Stock Units shall lapse immediately prior to such Change in Control, and all such Restricted Stock Units shall be settled as set forth in Section 3, subject to the Director’s continued services on the Board of the Company until the date of such Change in Control.
(ii) Notwithstanding Section 2(c)(i), no cancellation, termination, lapse of Restriction Period or settlement or other payment shall occur with respect to the Restricted Stock Units if the Committee (as constituted immediately prior to the Change in Control) reasonably determines, in good faith, prior to the Change in Control that the Restricted Stock Units shall be honored or assumed or new rights substituted therefor by an Alternative Award, in accordance with the terms of Section 9.2 of the Plan.
(d)Committee Discretion. Notwithstanding anything contained in this Agreement to the contrary, and subject to Section 7(g) of this Agreement and Section 11.7 of the Plan, the Committee, in its sole discretion, may accelerate the vesting with respect to any Restricted Stock Units under this Agreement, at such times and upon such terms and conditions as the Committee shall determine.
3.Settlement of Restricted Stock Units. Subject to other applicable provisions of this Agreement, not later than 30 days after the lapse of the Restriction Period with respect to any Restricted Stock Units, the Company shall issue to the Director one share of Common Stock underlying each Restricted Stock Unit as to which the Restriction Period has lapsed. Upon issuance, such shares of Common Stock may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated in compliance with all applicable law, this Agreement and any other agreement to which such shares are subject. The Director’s settlement rights pursuant to this Agreement shall be no greater than the right of any unsecured general creditor of the Company.
4.Forfeiture. Notwithstanding anything in the Plan or this Agreement to the contrary, if, during the Restriction Period, the Director engages in Wrongful Conduct (as defined herein), then any Restricted Stock Units for which the Restriction Period has not then lapsed (or for which settlement has not yet occurred) shall automatically terminate and be forfeited and canceled effective as of the date on which the Director first engaged in such Wrongful Conduct. If the Director engages in Wrongful Conduct during the Restriction Period, the Director also shall pay to the Company in cash any Restriction-Based Financial Gain the Director realized from the lapse of the Restriction Period applicable to all or a portion of the Restricted Stock Units with respect to which the Restriction Period lapsed within the Wrongful Conduct Period (as defined herein). By entering into this Agreement, the Director hereby consents to and authorizes the Company and the Subsidiaries to deduct from any amounts payable by such entities to the Director any amounts the Director owes to the Company under this Section 4 to the extent permitted by law. This right of set-off is in addition to any other remedies the Company may have against the Director for the Director's Wrongful Conduct. The Director's obligations under this Section 4 shall be cumulative (but not duplicative) of any similar obligations the Director has under the Plan, this Agreement, any Company policy, standard or code, or any other agreement with the Company or any Subsidiary.

For purposes of this Agreement, and notwithstanding anything in the Plan to the contrary, “Wrongful Conduct” means the breach or violation by the Director of the Company’s Standards of Business Conduct, Corporate Governance Guidelines or Directors’ Code of Business Conduct and Ethics (each as amended from time to time, and including any successor or replacement policy or standard).

For purposes of this Agreement, and notwithstanding anything in the Plan to the contrary, “Wrongful Conduct Period” means the twelve-month period ending on the date of the Director's Wrongful Conduct (or such other period as determined by the Committee).

5.Issuance of Shares.
(a)Notwithstanding any other provision of this Agreement, the Director may not sell or transfer the shares of Common Stock acquired upon settlement of the Restricted Stock Units except in compliance with all applicable laws and regulations.
(b)The shares of Common Stock issued in settlement of the Restricted Stock Units shall be registered in the Director’s name, or, if applicable, in the names of the Director’s heirs or estate (or in the name of such other persons or entities provided by the Director and approved by the Committee or Board). Such shares shall be issued in uncertificated, book entry form. The book entry account shall bear such restrictive legends or restrictions as the Company, in its sole discretion, shall require.
(c)To the extent permitted by Section 409A of the Code, the grant of the Restricted Stock Units and issuance of shares of Common Stock upon settlement of the Restricted Stock Units will be subject to and in compliance with all applicable requirements of federal, state or foreign law with respect to such securities. No shares of Common Stock may be issued hereunder if the issuance of such shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Common Stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any shares subject to the Restricted Stock Units shall relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority shall not have been obtained. To the extent permitted by Section 409A of the Code, as a condition to the settlement of the Restricted Stock Units, the Company may require the Director to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.
(d)The Company shall not be required to issue fractional shares of Common Stock upon settlement of the Restricted Stock Units. All fractional shares of Common Stock shall be rounded to the nearest whole share.
(e)To the extent permitted by Section 409A of the Code, the Company may postpone the issuance and delivery of any shares of Common Stock provided for under this Agreement for so long as the Company determines to be necessary or advisable to satisfy the following: (1) the completion or amendment of any registration of such shares or satisfaction of any exemption from registration under any securities law, rule, or regulation; (2) compliance with any requests for representations;

and (3) receipt of proof satisfactory to the Company that a person seeking such shares on the Director’s behalf upon the Director’s Disability (if necessary), or upon the Director’s estate’s behalf after the death of the Director, is appropriately authorized.
6.Director’s Rights with Respect to the Restricted Stock Units.
(a)Restrictions on Transferability. The Restricted Stock Units granted hereby may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated other than with the consent of the Company or by will or by the laws of descent and distribution to a beneficiary designated in accordance with procedures established by the Company or to the estate of the Director upon the Director’s death (or to such other persons or entities as provided under Section 11.1 of the Plan and approved by the Committee or Board); provided that any such permitted transferee shall acknowledge and agree in writing, in a form reasonably acceptable to the Company, to be bound by the provisions of this Agreement and the Plan as if the Director continued to hold the Restricted Stock Units (except that such permitted transferee may only transfer the Restricted Stock Units by will or by the laws of descent and distribution upon the transferee’s death). Any attempt by the Director, directly or indirectly, to offer, transfer, sell, pledge, hypothecate or otherwise dispose of any Restricted Stock Units or any interest therein or any rights relating thereto without complying with the provisions of the Plan and this Agreement, including this Section 6(a), shall be void and of no effect. The Company shall not be required to recognize on its books any action taken in contravention of these restrictions.
(b)No Rights as Stockholder. The Director shall not have any rights as a stockholder of the Company with respect to any shares of Common Stock corresponding to the Restricted Stock Units granted hereby unless and until shares of Common Stock are issued to the Director in respect thereof.
7.Miscellaneous.
(a)Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.
(b)Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Director without the prior written consent of the other party, and, for the avoidance of doubt, in the case of the Company, subject to Section 7.3 and Article IX of the Plan.
(c)No Right to Continued Service on the Board. Nothing in the Plan or this Agreement shall confer upon the Director any right to continue serving on the Board of the Company (regardless of whether such termination results in (i) the failure of any Award to vest; (ii) the forfeiture of any unvested or vested portion of any Award; and/or (iii) any other adverse effect on the individual’s interests under the Plan). This Agreement is not to be construed as a contract of service relationship between the Company and Director. Nothing in the Plan or this Agreement shall confer on the Director the right to receive any future Awards under the Plan.

(d)Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to the Company or the Director, as the case may be, at the following addresses or to such other address as the Company or the Director, as the case may be, shall specify by notice to the other:
If to the Company, to it at:

Herc Holdings Inc.
27500 Riverview Center Blvd.
Bonita Springs, Florida 34134
Attention: Chief Legal Officer
Fax: (239) 301-1109

If to the Director, to the Director at his or her most recent address as shown on the books and records of the Company.

    All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally or on the third business day after the mailing thereof.

(e)Amendment. This Agreement may be amended from time to time by the Committee in its discretion; provided, however, that this Agreement may not be modified in a manner that would have a material adverse effect on the Restricted Stock Units as determined in the discretion of the Committee, except as provided in the Plan, or with the consent of the Director. This Agreement may not be amended, modified or supplemented orally.
(f)Interpretation. The Committee shall have full power and discretion to construe and interpret the Plan (and any rules and regulations issued thereunder) and this Award. Any determination or interpretation by the Committee under or pursuant to the Plan or this Award shall be final and binding and conclusive on all persons affected hereby.
(g)Taxation. It is intended that the provisions of this Agreement comply with Section 409A of the Code to the extent applicable, and all provisions of this Agreement shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code and any similar state or local law.
(h)Applicable Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction.
(i)Limitation on Rights; No Right to Future Grants. By entering into this Agreement and accepting the Restricted Stock Units evidenced hereby, the Director acknowledges: (a) that the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (b) that the Award does not create any contractual or other right to receive future grants of Awards; (c) that participation in the Plan is voluntary; and (d) that the future value of the Common Stock is unknown and cannot be predicted with certainty.

(j)Data Privacy. The Director authorizes the Company or any Affiliate of the Company that has or lawfully obtains personal data relating to the Director to divulge or transfer such personal data to the Company or to a third party, in each case in any jurisdiction, if and to the extent appropriate in connection with this Agreement or the administration of the Plan.
(k)Consent to Electronic Delivery. By entering into this Agreement and accepting the Restricted Stock Units evidenced hereby, the Director hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Director pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, this Agreement and the Restricted Stock Units via Company web site or other electronic delivery.
(l)Claw Back or Compensation Recovery Policy. Without limiting any other provision of this Agreement, and to the extent applicable, the Restricted Stock Units granted hereunder shall be subject to any claw back policy or compensation recovery policy or such other similar policy of the Company as are in effect from time to time with respect to the Director.
(m)Company Rights. The existence of the Restricted Stock Units does not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, including that of its Affiliates, or any merger or consolidation of the Company or any Affiliate, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company or any Affiliate, or any sale or transfer of all or any part of the Company's or any Affiliate’s assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
(n)Severability. If a court of competent jurisdiction determines that any portion of this Agreement is in violation of any statute or public policy, then only the portions of this Agreement which violate such statute or public policy shall be stricken, and all portions of this Agreement which do not violate any statute or public policy shall continue in full force and effect. Further, it is the parties' intent that any court order striking any portion of this Agreement should modify the terms as narrowly as possible to give as much effect as possible to the intentions of the parties' under this Agreement.
(o)Further Assurances. The Director agrees to use his or her reasonable and diligent best efforts to proceed promptly with the transactions contemplated herein, to fulfill the conditions precedent for the Director’s benefit or to cause the same to be fulfilled and to execute such further documents and other papers and perform such further acts as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated herein.
(p)Headings and Captions. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.
(q)Counterparts. This Agreement may be executed in any number of counterparts, including by facsimile, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.